NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Record Second Quarter 2015 Results

•	Delivers quarterly double-digit EPS expansion of 12% to a record $0.57; GAAP EPS increases to $0.74, up from $0.33 in the prior year second quarter

•	Achieves 23rd consecutive quarter of adjusted EPS growth driven by established specialty businesses Color, Additives and Inks and Specialty Engineered Materials

•	Color, Additives and Inks delivers record operating margin of 18.2%, driving consolidated PolyOne margin to an all-time high of 10.4%

•	Designed Structures and Solutions benefits from restructuring actions and shows sequential profitability improvement from the first quarter

CLEVELAND - July 27, 2015 - PolyOne Corporation (NYSE: POL) today reported its second quarter results for 2015. Adjusted earnings per share increased to an all-time quarterly high of $0.57, up 12% from $0.51 in the second quarter of 2014. GAAP earnings per share of $0.74 in the second quarter of 2015 increased from $0.33 in the second quarter of 2014. Special items for the second quarter of 2015 included a tax benefit and realignment charges, which resulted in a net after-tax gain of $15.9 million, or $0.17 per share (see Attachment 1).

“I am very pleased to report we delivered double-digit adjusted earnings expansion of 12% for the second quarter and our 23rd consecutive quarter of EPS growth,” said Robert M. Patterson, president and chief executive officer, PolyOne Corporation. “We were able to achieve this strong performance in the second quarter despite a weaker Euro, which reduced EPS by $0.02 per share versus the prior year.”

Mr. Patterson added, “Profitability expansion continues to be at the heart of our specialty transformation, and this quarter was no exception. Our Color, Additives and Inks business led the way with its highest level of quarterly operating income in segment history, and posting a record return on sales of 18.2%.” Mr. Patterson added, “Specialty Engineered Materials, Performance Products and Solutions and Distribution also posted impressive profitability gains. On a consolidated basis, our operating margin surpassed 10% for the first time in our company’s history.”

Commenting on the company’s other accomplishments during the quarter, Mr. Patterson said, “I am pleased with the progress we are making at Designed Structures and Solutions as evidenced by our sequential margin improvement from the first quarter. I am encouraged by our new business wins and operational improvements and confident we have the right team in place as we continue to transform the legacy Spartech businesses.”

Revenue for the second quarter of 2015 was $887 million, compared to $1.0 billion in the second quarter of 2014. The decline resulted from unfavorable foreign exchange, lower selling prices in Distribution and Performance Products & Solutions as a result of lower hydrocarbon based raw material costs, and the ongoing integration of legacy Spartech business.

Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation said, “We continued our strong track record of converting earnings to cash, generating approximately $95 million in free cash flow in the quarter. We ended June with nearly $500 million in available liquidity. This provides us significant financial capacity to invest in innovation, pursue acquisitions, and deliver cash to shareholders through opportunistic share repurchases and increasing dividends.”

Commenting on the company’s outlook, Mr. Patterson said, “I am pleased we achieved double-digit EPS growth, which remains our ongoing objective. As the year progresses, I believe we are doing an outstanding job of managing what we can control, improving profitability and delivering record earnings as a result. From a macro-economic perspective, the Euro remains very weak against the dollar and demand appears to be slowing in Asia. These headwinds impact our specialty businesses in the short-term, but with over $40 billion of market opportunity, we have nearly unlimited potential for long-term growth.”

Mr. Patterson added, “At our Investor Day in May, we highlighted several key drivers of our future growth, most notably innovation and collaboration across our businesses. Our innovation pipeline has never been stronger with $1.9 billion of market opportunity identified for newly developed products. As these projects are commercialized, we see tremendous upside to our profitability potential as outlined in our Platinum Vision for 2020.”

2006 *"Where we were"*	YTD 2015 *"Where we are"*	2020 Platinum Vision
Operating Income %			
Specialty:			
Global Color, Additives & Inks	1.7%	17.2%	20%+
Global Specialty Engineered Materials	1.1%	15.3%	20%+
Designed Structures & Solutions	1.4% (2012)	3.3%	12 – 14%
Performance Products & Solutions	5.5%	7.6%	10 – 12%
Distribution	2.6%	6.5%	6.5 – 7.5%
Specialty Platform % of Operating Income	6%	67%	80%+
ROIC (after-tax) *	5.0%	11.7%	15%
Adjusted EPS Growth	N/A	23 Consecutive Quarters of YOY EPS Growth	Double Digit Expansion

** ROIC is defined as TTM adjusted OI after-tax divided by the sum of average debt and equity over a 5 quarter period*

About PolyOne
PolyOne Corporation, with 2014 revenues of $3.8 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired companies into our operations, retain the management teams of acquired companies and retain relationships with customers of acquired companies including, without limitation, Spartech Corporation and/or Accella Performance Materials; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Sales	$887.1	$1,005.5	$1,760.2	$2,007.8
Operating income	80.3	49.4	150.4	105.8
Net income from continuing operations attributable to PolyOne shareholders	66.8	30.9	97.0	60.3
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.75	$0.33	$1.09	$0.64
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.74	$0.33	$1.08	$0.63

Senior management uses comparisons of adjusted net income attributable to PolyOne shareholders and diluted earnings per share (EPS) attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$66.8	$0.74	$30.9	$0.33
Special items, after tax (Attachment 3)	(15.9)	(0.17)	17.4	0.18
Adjusted net income / EPS	$50.9	$0.57	$48.3	$0.51

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$97.0	$1.08	$60.3	$0.63
Special items, after tax (Attachment 3)	(4.5)	(0.05)	29.9	0.32
Adjusted net income / EPS	$92.5	$1.03	$90.2	$0.95

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Sales	$887.1	$1,005.5	$1,760.2	$2,007.8
Cost of sales	701.4	821.0	1,404.7	1,635.1
Gross margin	185.7	184.5	355.5	372.7
Selling and administrative expense	105.4	135.1	205.1	266.9
Operating income	80.3	49.4	150.4	105.8
Interest expense, net	(16.2)	(15.7)	(32.3)	(31.2)
Other expense, net	(0.7)	(0.4)	(1.4)	(1.4)
Income from continuing operations before income taxes	63.4	33.3	116.7	73.2
Income tax benefit (expense)	3.6	(2.6)	(19.5)	(13.3)
Net income from continuing operations	67.0	30.7	97.2	59.9
Income from discontinued operations, net of income taxes	—	0.8	—	0.8
Net income	67.0	31.5	97.2	60.7
Net (income) loss attributable to noncontrolling interests	(0.2)	0.2	(0.2)	0.4
Net income attributable to PolyOne common shareholders	$66.8	$31.7	$97.0	$61.1

Earnings per common share attributable to PolyOne common shareholders - Basic:
Continuing Operations	$0.75	$0.33	$1.09	$0.64
Discontinued operations	—	0.01	—	0.01
Total	$0.75	$0.34	$1.09	$0.65

Earnings per common share attributable to PolyOne common shareholders - Diluted:
Continuing Operations	$0.74	$0.33	$1.08	$0.63
Discontinued operations	—	0.01	—	0.01
Total	$0.74	$0.34	$1.08	$0.64

Weighted-average shares used to compute earnings per common share:
Basic	88.9	93.0	89.1	93.7
Diluted	89.8	94.3	89.9	94.9

Cash dividends declared per share of common stock	$0.10	$0.08	$0.20	$0.16

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of sales:
Employee separation and restructuring costs	$(5.3)	$(22.1)	$(13.2)	$(33.1)
Reimbursement of previously incurred environmental costs	—	—	0.5	—
Environmental remediation costs	(2.0)	(0.9)	(3.5)	(1.8)
Impact on cost of sales	(7.3)	(23.0)	(16.2)	(34.9)

Selling and administrative expense:
Employee separation and restructuring costs	(2.1)	(19.6)	(4.8)	(29.7)
Acquisition/divestiture related costs	(0.7)	(0.5)	(1.2)	(0.7)
Legal related and other	(1.8)	3.3	1.0	2.6
Impact on selling and administrative expense	(4.6)	(16.8)	(5.0)	(27.8)

Impact on operating income	(11.9)	(39.8)	(21.2)	(62.7)

Other income, net	—	0.5	—	0.5
Impact on income from continuing operations before income taxes	(11.9)	(39.3)	(21.2)	(62.2)
Income tax benefit on special items	3.9	16.7	7.7	25.5
Tax adjustments(2)	23.9	5.2	18.0	6.8
Impact of special items on net income attributable to PolyOne Shareholders	$15.9	$(17.4)	$4.5	$(29.9)

Diluted earnings per common share impact	$0.17	$(0.18)	$0.05	$(0.32)

Weighted average common shares used to compute earnings per share:
Basic	88.9	93.0	89.1	93.7
Diluted	89.8	94.3	89.9	94.9

(1) Special items are a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-in costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties, remediation costs and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items and deferred income tax valuations allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$236.8	$238.6
Accounts receivable, net	431.7	396.8
Inventories, net	300.9	309.0
Other current assets	83.5	98.3
Total current assets	1,052.9	1,042.7
Property, net	581.8	596.7
Goodwill	591.8	590.6
Intangible assets, net	350.9	362.7
Other non-current assets	115.3	118.5
Total assets	$2,692.7	$2,711.2

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$61.8	$61.8
Accounts payable	396.9	365.9
Accrued expenses and other liabilities	136.5	173.5
Total current liabilities	595.2	601.2
Non-current liabilities:
Long-term debt	996.4	962.0
Pension and other post-retirement benefits	74.7	103.7
Deferred income taxes	70.9	88.8
Other non-current liabilities	155.6	178.3
Total non-current liabilities	1,297.6	1,332.8
Shareholders’ equity:
PolyOne shareholders’ equity	798.8	776.3
Noncontrolling interests	1.1	0.9
Total equity	799.9	777.2
Total liabilities and shareholders’ equity	$2,692.7	$2,711.2

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2015	2014
Operating Activities
Net income	$97.2	$60.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50.1	72.2
Provision for doubtful accounts	—	0.3
Share-based compensation expense	4.2	10.1
Gain on sale of business	—	(0.8)
Change in assets and liabilities:
Increase in accounts receivable	(40.8)	(74.0)
Decrease in inventories	5.2	23.4
Increase in accounts payable	35.5	35.9
Decrease in pension and other post-retirement benefits	(27.9)	(21.1)
Decrease in accrued expenses and other assets and liabilities - net	(63.6)	(62.9)
Net cash provided by operating activities	59.9	43.8
Investing Activities
Capital expenditures	(39.1)	(38.0)
Proceeds from sale of equity affiliate and other assets	1.9	27.3
Net cash used by investing activities	(37.2)	(10.7)
Financing Activities
Repayment of debt	—	(8.0)
Borrowings under credit facilities	515.6	20.9
Repayments under credit facilities	(481.2)	(20.9)
Purchase of common shares	(42.8)	(119.9)
Exercise of share awards	4.2	6.3
Cash dividends paid	(17.9)	(15.1)
Net cash used by financing activities	(22.1)	(136.7)
Effect of exchange rate changes on cash	(2.4)	(0.1)
Decrease in cash and cash equivalents	(1.8)	(103.7)
Cash and cash equivalents at beginning of period	238.6	365.2
Cash and cash equivalents at end of period	$236.8	$261.5

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Sales:
Global Color, Additives and Inks	$217.4	$228.7	$425.9	$448.3
Global Specialty Engineered Materials	139.7	157.8	281.6	315.2
Designed Structures and Solutions	111.6	164.0	230.7	337.6
Specialty Platform	468.7	550.5	938.2	1,101.1
Performance Products and Solutions	190.3	211.2	366.2	418.8
PolyOne Distribution	266.8	287.0	532.5	571.1
Corporate and eliminations	(38.7)	(43.2)	(76.7)	(83.2)
Sales	$887.1	$1,005.5	$1,760.2	$2,007.8

Gross margin:
Global Color, Additives and Inks	$80.0	$81.7	$153.4	$156.6
Global Specialty Engineered Materials	41.1	43.5	84.1	86.1
Designed Structures and Solutions	15.1	26.3	28.9	52.5
Specialty Platform	136.2	151.5	266.4	295.2
Performance Products and Solutions	27.4	29.0	49.9	57.0
PolyOne Distribution	30.2	28.8	58.0	58.6
Corporate and eliminations	(8.1)	(24.8)	(18.8)	(38.1)
Gross margin	$185.7	$184.5	$355.5	$372.7

Selling and administrative expense:
Global Color, Additives and Inks	$40.4	$44.0	$80.0	$88.5
Global Specialty Engineered Materials	21.0	24.6	40.9	48.9
Designed Structures and Solutions	10.6	13.4	21.2	28.4
Specialty Platform	72.0	82.0	142.1	165.8
Performance Products and Solutions	11.1	11.4	22.1	23.4
PolyOne Distribution	11.1	11.5	23.2	24.1
Corporate and eliminations	11.2	30.2	17.7	53.6
Selling and administrative expense	$105.4	$135.1	$205.1	$266.9

Operating income:
Global Color, Additives and Inks	$39.6	$37.7	$73.4	$68.1
Global Specialty Engineered Materials	20.1	18.9	43.2	37.2
Designed Structures and Solutions	4.5	12.9	7.7	24.1
Specialty Platform	64.2	69.5	124.3	129.4
Performance Products and Solutions	16.3	17.6	27.8	33.6
PolyOne Distribution	19.1	17.3	34.8	34.5
Corporate and eliminations	(19.3)	(55.0)	(36.5)	(91.7)
Operating income	$80.3	$49.4	$150.4	$105.8

Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended June 30,		Six months ended June 30,
Reconciliation to Consolidated Statements of Income	2015	2014	2015	2014

Sales	$887.1	$1,005.5	$1,760.2	$2,007.8

Gross margin before special items	193.0	207.5	371.7	407.6
Special items in gross margin (Attachment 3)	(7.3)	(23.0)	(16.2)	(34.9)
Gross margin - GAAP	$185.7	$184.5	$355.5	$372.7

Gross margin, before special items, as a percent of sales	21.8%	20.6%	21.1%	20.3%

Operating income before special items	92.2	89.2	171.6	168.5
Special items in operating income (Attachment 3)	(11.9)	(39.8)	(21.2)	(62.7)
Operating income - GAAP	$80.3	$49.4	$150.4	$105.8

Operating income before special items as a percent of sales	10.4%	8.9%	9.7%	8.4%

The tables below reconcile pre-special income tax expense and the pre-special effective tax rate to their most comparable GAAP figures.

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income from continuing operations before income taxes	$63.4	$11.9	$75.3	$33.3	$39.3	$72.6

Income tax benefit (expense) - GAAP	3.6	—	3.6	(2.6)	—	(2.6)
Tax benefit on special items (Attachment 3)	—	(3.9)	(3.9)	—	(16.7)	(16.7)
Tax specials - benefit (Attachment 3)	—	(23.9)	(23.9)	—	(5.2)	(5.2)
Income tax benefit/(expense)	$3.6	$(27.8)	$(24.2)	$(2.6)	$(21.9)	$(24.5)

Effective Tax Rate	(5.7)%		32.1%	7.8%		33.7%

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income from continuing operations before income taxes	$116.7	$21.2	$137.9	$73.2	$62.2	$135.4

Income tax expense - GAAP	(19.5)	—	(19.5)	(13.3)	—	(13.3)
Tax benefit on special items (Attachment 3)	—	(7.7)	(7.7)	—	(25.5)	(25.5)
Tax specials - benefit (Attachment 3)	—	(18.0)	(18.0)	—	(6.8)	(6.8)
Income tax expense	$(19.5)	$(25.7)	$(45.2)	$(13.3)	$(32.3)	$(45.6)

Effective Tax Rate	16.7%		32.8%	18.2%		33.7%